PROLER INTERNATIONAL CORPORATION

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

       Section 1.1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware.

       Section 1.2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                     ARTICLE II

                              MEETINGS OF STOCKHOLDERS

       Section 2.1. All meetings of the stockholders for the election of directors shall be held in the City of Houston, State of Texas, at such place as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed wavier of notice thereof.

       Section 2.2. Annual meetings of stockholders, commencing with the year 1967, shall be held on the first Monday of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 A.M., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

       Section 2.3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

       Section 2.4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the

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name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city or town where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

       Section 2.5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board of directors or by the president or the board of directors and shall be called by the president or secretary at the request in writing of any two members of the board of directors, or at the request in writing of stockholders owning ten percent or more in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

       Section 2.6. Written notice of a special meeting of stockholders, stating the time, place and purpose thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

       Section 2.7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

       Section 2.8. The holders of fifty percent of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

       Section 2.9. When a quorum is present at any meeting, the

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vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

       Section 2.10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no shares of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

       Section 2.11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                   ARTICLE III

                                    DIRECTORS

       Section 3.1. The number of directors which shall constitute the whole board shall be five. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

       Section 3.2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

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       Section 3.3.       The business of the corporation shall be managed by
its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

       Section 3.4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

       Section 3.5. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the annual meeting of the stockholders and at the same place as such meeting of the stockholders, or at such other time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place herein specified or so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

       Section 3.6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

       Section 3.7. Special meetings of the board may be called by the chairman of the board of directors or by the president on three days' notice to each director, either personally or by mail, or upon twenty-four hours notice by telegram; special meetings shall be called by the chairman of the board of directors or the president or secretary in like manner and on like notice on the written request of any director.

       Section 3.8. At all meetings of the board, a majority of the total number of the board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a

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quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       Section 3.9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                             COMMITTEES OF DIRECTORS

       Section 3.10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

       Section 3.11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

       Section 3.12. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES
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       Section 4.1.       Notices to directors and stockholders shall be in
writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

       Section 4.2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

       Section 5.1. The officers of the corporation shall be chosen by the board of directors and there shall be a chairman of the board of directors, and a president, one or more vice-presidents, a secretary and a treasurer. The board of directors may also choose one or more assistant secretaries and assistant treasurers and one of the Vice Presidents may be designated the Executive Vice President. Two or more offices may be held by the same person, except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

       Section 5.2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.

       Section 5.3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

       Section 5.4. The salaries of all officers of the corporation shall be fixed by the board of directors.

       Section 5.5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation

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shall be filled by the board of directors.

                       CHAIRMAN OF THE BOARD OF DIRECTORS

       Section 5.6. The chairman of the board of directors shall preside at all meetings of the stockholders and the board of directors and shall perform such other duties and exercise such other powers as the board may from time to time prescribe.

                                  THE PRESIDENT

       Section 5.7. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

       Section 5.8. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

       Section 5.9. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

       Section 5.10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he,

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or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

       Section 5.11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

       Section 5.12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

       Section 5.13. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

       Section 5.14. If required by the board of directors the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

       Section 5.15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer; perform the duties and exercise the powers of the

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treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

       Section 6.1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

       Section 6.2. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                              CLOSING OF TRANSFER BOOKS

       Section 6.3. The board of directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date

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for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                             REGISTERED STOCKHOLDERS

       Section 6.4. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

       Section 7.1. Dividends upon the capital stock of the corporation, subject to any provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                                   FISCAL YEAR

       Section 7.2. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

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       Section 7.3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

       Section 8.1. These by-laws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting. No change of the time or place of the meeting for the election of directors shall be made within thirty days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known postoffice address at least twenty days before the meeting is held.

BY-LAWS OF APRIL 22, 1966


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             Amendments to the Bylaws of Proler International Corp.
               Adopted by the Board of Directors on March 20, 1973

       RESOLVED, that Article II, Section 2.2 of the Bylaws of the Corporation be and it is hereby amended to read as follows:

                    Section 2.2 Annual meetings of stockholders, commending with the year 1973, shall be held on such day and at such time during the months of May or June as may be fixed from time to time by the Board of Directors. At the annual meetings of stockholders, they shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting. In the event that no date is fixed by the Board of Directors, annual meetings of stockholders shall be held on the second Tuesday in June, if not a legal holiday,and if a legal holiday, then on the next secular day following, at 11:00 A.M.


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              Amendment to the Bylaws of Proler International Corp. Adopted by
              the Board of Directors on April 29, 1981

       RESOLVED, that Section 6.3 of Article VI of the Company's Bylaws be amended to read in its entirety as follows:

                            CLOSING OF TRANSFER BOOKS

             Section 6.3 The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


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             Amendments to the Bylaws of Proler International Corp.
             Adopted by the Board of Directors on December 11, 1987

       RESOLVED, that Article III, Section 3.1 of the Bylaws of the Corporation be, and hereby is, amended to read as follows:

             Section 3.1. The number of directors which shall constitute the whole Board shall be six (6) to be made up of two Class A directors, two Class B directors and two Class C directors in accordance with the Corporation's Certificate of Incorporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in
       Section 3.2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

       RESOLVED FURTHER, that Article V, Section 5.6 of the Bylaws of the Corporation be, and hereby is, amended to read in its entirety as follows:

                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

             Section 5.6. The Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. The Chairman of the Board and Chief Executive Officer shall preside when present at all meetings of the stockholders and the Board of Directors.

       RESOLVED FURTHER, that Article V, Section 5.7 of the Bylaws of the Corporation be, and hereby is, amended to read in its entirety as follows:

                    THE PRESIDENT AND CHIEF OPERATING OFFICER

             Section 5.7. The president shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman and Chief Executive Officer, shall perform all duties and

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       have all powers which are commonly incident to the office of chief operating officer or which are delegated to him by the Chairman of the Board and Chief Executive Officer. In the event of the death or disability of the Chairman and Chief Executive Officer, the President shall perform the duties of the Chairman of the Board and Chief Executive Officer, and, when so acting, shall have all the powers of and shall be subject to all the restrictions upon the Chairman of the Board and Chief Executive Officer.


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             Amendments to the Bylaws of Proler International Corp.
               Adopted by the Board of Directors on April 28, 1988


       RESOLVED, that the Company's Bylaws be and hereby are amended to add a new Section 7.4 which shall be and read in its entirety as follows:

                               INDEMNIFICATION OF
                      DIRECTORS, OFFICER AND OTHER PERSONS

             Section 7.4. To the extent permitted by law, the corporation shall indemnify each of its directors in their capacity as directors or officers of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             The corporation shall indemnify each of its directors in their capacity as directors or officers of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


             Any indemnification under this section (unless ordered by a court)shall be made by the corporation only upon a determination that indemnification of the director, officer, employee or agent is proper because he has met the applicable standard of conduct set forth above. Such determination shall be made as follows: by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.


             Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.


             The indemnification and advance of expenses provided by this section shall be a contract right and shall not be deemed exclusive of any other rights to which those seeking indemnification or the advancement of expenses may be entitled under the laws of the State of Delaware, under any agreement, including any agreement to which the corporation is a party, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this section 7.4 shall apply to or have any effect on the contract rights of any person under this section 7.4 for or with respect to acts or omissions of such person occurring prior to such amendment.

       RESOLVED THAT, in accordance with the provisions of Section 203 Business Combinations with Interested Stockholders of the Delaware General Corporation Law, the bylaws of Proler International Corp. be amended to include a new
Article IX to be and read in its entirety as follows:

                                   ARTICLE IX

                              BUSINESS COMBINATIONS

             Section 9.1. The Company shall not be governed by the provisions of
       Section 203 Business Combinations with Interested Stockholders of the Delaware General Corporation Law.

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             Amendments to the Bylaws of Proler International Corp.
                Adopted by the Board of Directors on May 6, 1992

       RESOLVED, that the first sentence of Article III, Section 3.1 of the Bylaws be, and hereby is, amended to read in its entirety as follows:

       The number of directors which shall constitute the whole Board shall be five (5), to be made up of one Class A director, two Class B directors and two Class C directors, in accordance with the Corporation's Certificate of Incorporation.


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               Amendments to the Bylaws of Proler International Corp.
                Adopted by the Board of Directors on October 20, 1995

       NOW, THEREFORE BE IT RESOLVED, that Section 5.6 and Section 5.7 of
Article V of the Bylaws of the Company be, and hereby are, amended to read in their entirety as follows:

                       THE CHAIRMAN OF THE BOARD OF DIRECTORS

             Section 5.6. The chairman of the board of directors shall preside when present at all meetings of the board of directors. He shall be available to advise and consult with the president and other officers of the corporation on the corporation's business and affairs, and he shall perform such other duties and exercise such other powers as the board of directors may from time to time prescribe.

                      THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

             Section 5.7. The president shall be the chief executive officer of the corporation and, subject to the direction of the board of directors, shall in general supervise and control all business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the board of directors. In the absence of the chairman of the board of directors and any contrary delegation by the board of directors, he shall preside when present at all meetings of the board of directors.

       RESOLVED, FURTHER, that Section 2.1 of Article II of the Bylaws of the Company be, and here is, amended to add the following as the last sentence of such Section:

       The chairman of the board of directors or the president of the corporation, as designated by the board of directors of the corporation, shall preside at all meetings of the stockholders.

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